Exhibit 99.1

Southern First Reports Results for Fourth Quarter of 2014

Greenville, South Carolina, January 27, 2015 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $1.8 million, or $0.30 per diluted share for the fourth quarter of 2014. In comparison, net income available to common shareholders was $1.2 million, or $0.27 per diluted share, for the fourth quarter of 2013. For the twelve months ended December 31, 2014, net income to common shareholders was $5.7 million, or $1.10 per diluted share. In comparison, net income available to common shareholders for the twelve months ended December 31, 2013 was $4.4 million, or $0.98 per diluted share.

2014 Fourth Quarter Highlights
●	Net income to common shareholders increased 42% to $1.8 million for Q4 2014 compared to $1.2 million for Q4 2013
●	Loan balances increased 18.8% to $871.4 million at Q4 2014, compared to $733.7 million at Q4 2013
●	Core deposits increased 21.4% to $585.1 million at Q4 2014, compared to $482.0 million at Q4 2013
●	Net interest margin improved to 3.71% for Q4 2014, compared to 3.66% for Q3 2014 and 3.71% for Q4 2013
●	Total revenue increased 22.3% to $10.6 million for Q4 2014, compared to $8.6 million for Q4 2013
●	Completion of $18.4 million public common stock offering and redemption of remaining $11.2 million preferred stock

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Earnings ($ in thousands, except per share data):
Net income	$1,983	1,826	1,566	1,250	1,439
Net income available to common shareholders	1,766	1,573	1,313	1,057	1,248
Earnings per common share, diluted	0.30	0.31	0.26	0.22	0.27
Total revenue(1)	10,567	10,051	9,588	8,613	8,637
Net interest margin (tax-equivalent)(2)	3.71%	3.66%	3.66%	3.68%	3.71%
Efficiency ratio(3)	63.93%	60.35%	65.86%	66.98%	66.82%
Balance Sheet ($ in thousands):
Loans(4)	$871,446	832,722	812,833	775,770	733,656
Core deposits(5)	585,083	557,417	536,213	519,863	481,967
Total deposits	788,907	772,760	747,369	722,412	680,319
Total assets	1,029,865	1,007,553	967,089	936,884	890,831
Holding Company Capital Ratios(6):
Total risk-based capital ratio	12.42%	11.88%	11.91%	12.09%	12.22%
Tier 1 risk-based capital ratio	11.17%	10.63%	10.66%	10.84%	10.96%
Leverage ratio	9.52%	8.84%	9.01%	9.24%	9.13%
Common equity tier 1 ratio(7)	9.65%	7.57%	7.61%	7.70%	7.09%
Tangible common equity(8)	8.06%	6.19%	6.27%	6.25%	5.65%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.97%	1.14%	1.40%	1.07%	1.07%
Net charge-offs as a percentage of average loans(4) (YTD annualized)	0.33%	0.37%	0.28%	0.27%	0.34%
Allowance for loan losses as a percentage of loans(4)	1.35%	1.36%	1.37%	1.38%	1.39%
Allowance for loan losses as a percentage of nonaccrual loans	176.72%	141.99%	90.30%	120.99%	122.50%
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Excludes loans held for sale.
(5)	Excludes out of market deposits and time deposits greater than $100,000.
(6)	December 31, 2014 ratios are preliminary.
(7)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

Operating Results
Net interest margin for the fourth quarter of 2014 was 3.71%, compared to 3.66% for the prior quarter, and 3.71% for the fourth quarter of 2013. During the fourth quarter of 2014, our average interest-earning assets increased by $124.1 million, compared to the fourth quarter of 2013; however, the yield on our interest-earning assets declined by 10 basis points. In comparison, our average interest-bearing liabilities increased by $71.3 million during the fourth quarter of 2014, compared to the fourth quarter of 2013, with the respective cost declining by 9 basis points.

Noninterest income was $1.7 million and $987 thousand for the three months ended December 31, 2014 and 2013, respectively. For the year ended December 31, 2014 and 2013, noninterest income was $5.8 million and $3.8 million, respectively. The increase in noninterest income during the three and twelve month periods ended December 31, 2014 relates primarily to increases in loan fee income and other income, as well as a $230 thousand gain on sale of investment securities which occurred during the second quarter of 2014. A significant portion of our loan fee income relates to income derived from mortgage originations which was $999 thousand and $2.7 million for the three and twelve months ended December 31, 2014, respectively. Comparatively, mortgage origination income was $272 thousand and $1.1 million for the three and twelve months ended December 31, 2013, respectively.

Noninterest expense was $6.8 million and $5.8 million for the three months ended December 31, 2014 and 2013, respectively, and $24.9 million and $21.8 million for the year ended December 31, 2014 and 2013, respectively. The increase in noninterest expense during the 2014 period relates primarily to increases in salaries and benefits, other real estate owned expenses and other noninterest expense.

During the fourth quarter of 2014, we recorded total credit costs of $1.5 million compared to $974 thousand during the fourth quarter of 2013. The $1.5 million in credit costs during the fourth quarter of 2014 related primarily to the $900 thousand provision for loan losses, combined with expenses of $551 thousand related to the sale and management of other real estate owned. In addition, net loan charge-offs for the fourth quarter of 2014 were $453 thousand, or 0.21% of average loans on an annual basis, and related primarily to two commercial and two consumer relationships. Comparatively, the $974 thousand in credit costs during the fourth quarter of 2013 related primarily to the $825 thousand provision for loan losses, combined with $149 thousand of expenses related to the sale and management of other real estate owned. For the year ended December 31, 2014, total credit costs were $4.8 million, consisting of $4.2 million provision for loan losses and expenses of $647 thousand for the sale and management of other real estate owned. For the year ended December 31, 2013, total credit costs were $3.7 million, consisting of $3.5 million provision for loan losses and expenses of $179 thousand from the sale and management of other real estate owned. Our allowance for loan losses was $11.8 million, or 1.35% of loans, at December 31, 2014 which provides approximately 177% coverage of nonaccrual loans, compared to $10.2 million, or 1.39% of loans, and approximately 123% coverage of nonaccrual loans at December 31, 2013.

Nonperforming assets were $10.0 million, or 0.97% of total assets, as of December 31, 2014. Comparatively, nonperforming assets were $11.5 million, or 1.14% of total assets, at September 31, 2014, and $9.5 million, or 1.07% of total assets, at December 31, 2013. Of the $10.0 million in total nonperforming assets as of December 31, 2014, nonperforming loans represent $6.7 million and other real estate owned represents $3.3 million. Classified assets improved to 22% of tier 1 capital plus the allowance for loan losses at December 31, 2014, compared to 30% at December 31, 2013.

Gross loans were $871.4 million, excluding loans held for sale, as of December 31, 2014, compared to $733.7 million at December 31, 2013. Of the $137.8 million of loan growth during 2014, $47.0 million was in the Greenville market, $41.9 million was in the Columbia market, and $48.9 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $585.1 million at December 31, 2014 compared to $482.0 million at December 31, 2013. During 2014, core deposits grew by $103.1 million with growth of $58.9 in the Greenville market, $8.2 in the Columbia market, and $36.0 in the Charleston market.

Shareholders’ equity totaled $83.0 million as of December 31, 2014, compared to $65.7 million at December 31, 2013. The $17.3 million increase during 2014 is due primarily to a public common stock offering for net proceeds of $18.4 million, a private placement stock offering for net proceeds of $5.9 million and net income to common shareholders of $5.7 million, partially offset with the redemption of $15.3 million of preferred stock. As of December 12, 2014, we have completed the repurchase of the Series T preferred stock originally issued to the U.S. Department of the Treasury under the TARP Capital Purchase Program. As of December 31, 2014, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2014-2013	December 31		2014-2013
(in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
Earnings Summary
Interest income	$10,560	9,363	12.8%	39,948	36,118	10.6%
Interest expense	1,726	1,714	0.7%	6,908	7,097	(2.7)%
Net interest income	8,834	7,649	15.5%	33,040	29,021	13.8%
Provision for loan losses	900	825	9.1%	4,175	3,475	20.1%
Noninterest income	1,733	987	75.6%	5,780	3,802	52.0%
Noninterest expense	6,756	5,771	17.1%	24,907	21,812	14.2%
Income before provision for income taxes	2,911	2,040	42.7%	9,738	7,536	29.2%
Income tax expense	928	601	54.4%	3,113	2,416	28.8%
Net income	1,983	1,439	37.8%	6,625	5,120	29.4%
Preferred stock dividends	217	191	13.6%	915	771	18.7%
Redemption of preferred stock	-	-	-	-	20	n/m
Net income available to common shareholders	$1,766	1,248	41.5%	5,710	4,369	30.7%
Basic weighted average common shares	5,587	4,317	29.4%	4,981	4,280	16.4%
Diluted weighted average common shares	5,840	4,551	28.3%	5,201	4,459	16.6%
Earnings per common share – Basic	$0.32	0.29	10.3%	1.15	1.02	12.7%
Earnings per common share – Diluted	0.30	0.27	11.1%	1.10	0.98	12.2%

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2014-2013	September 30	June 30	March 31
(in thousands, except per share data)	2014	2013	% Change	2014	2014	2014
Balance Sheet Highlights
Assets	$1,029,865	890,831	15.6%	1,007,553	967,089	936,884
Investment securities	61,546	73,556	(16.3)%	63,391	64,678	74,707
Mortgage loans held for sale	11,765	3,611	225.8%	9,372	7,189	3,028
Loans	871,446	733,656	18.8%	832,722	812,833	775,770
Allowance for loan losses	11,752	10,213	15.1%	11,305	11,103	10,713
Other real estate owned	3,307	1,198	176.0%	3,549	1,277	1,148
Noninterest bearing deposits	139,904	101,971	37.2%	131,948	123,548	116,363
Interest bearing deposits	649,003	578,348	12.2%	640,812	623,821	606,049
Total deposits	788,907	680,319	16.0%	772,760	747,369	722,412
Other borrowings	135,200	124,100	8.9%	139,600	127,100	124,100
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	82,992	50,366	64.8%	62,350	60,644	58,533
Preferred stock	-	15,299	(100.0)%	11,242	11,242	11,242
Total shareholders’ equity	82,992	65,665	26.4%	73,592	71,886	69,775
Common Stock
Book value per common share	$13.34	11.66	14.4%	12.91	12.56	12.15
Stock price:
High	17.99	13.98	28.7%	14.25	13.88	13.94
Low	13.80	12.81	7.7%	13.50	13.09	13.05
Period end	17.02	13.28	28.2%	13.94	13.46	13.87
Common shares outstanding	6,219	4,320	44.0%	4,830	4,830	4,818
Other
Return on average assets(9)	0.78%	0.65%	20.0%	0.74%	0.65%	0.56%
Return on average equity(9)	9.46%	8.65%	9.4%	9.86%	8.80%	7.35%
Loans to deposits	110.46%	107.84%	2.4%	107.76%	108.76%	107.39%
Team members	158	140	12.9%	156	151	140
Average Balances ($ in thousands):
Loans(4)	$852,250	725,776	17.4%	827,986	798,410	753,630
Deposits	770,922	656,063	17.5%	760,465	725,025	688,809
Assets	1,005,563	876,583	14.7%	979,929	942,377	901,642
Equity	83,132	65,992	26.0%	73,506	71,409	69,003
(9) Annualized based on quarterly net income.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2014	2014	2014	2014	2013
Nonperforming Assets
Commercial
Owner occupied RE	$322	640	671	1,191	1,199
Non-owner occupied RE	2,344	2,877	3,686	339	373
Construction	783	855	849	887	914
Commercial business	1,408	745	730	542	712
Consumer
Real estate	457	488	488	528	76
Home equity	188	188	-	-	77
Construction	-	-	-	-	-
Other	1	3	1	2	3
Nonaccruing troubled debt restructurings	1,147	2,166	5,871	5,365	4,983
Total nonaccrual loans	6,650	7,962	12,296	8,854	8,337
Other real estate owned	3,307	3,549	1,277	1,148	1,198
Total nonperforming assets	$9,957	11,511	13,573	10,002	9,535
Nonperforming assets as a percentage of:
Total assets	0.97%	1.14%	1.40%	1.07%	1.07%
Total loans	1.14%	1.38%	1.67%	1.29%	1.30%
Accruing troubled debt restructurings	$8,562	7,216	6,479	7,774	8,045

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Allowance for Loan Losses
Balance, beginning of period	$11,305	11,103	10,713	10,213	9,816
Loans charged-off	(584)	(1,138)	(652)	(512)	(444)
Recoveries of loans previously charged-off	131	15	92	12	16
Net loans charged-off	(453)	(1,123)	(560)	(500)	(428)
Provision for loan losses	900	1,325	950	1,000	825
Balance, end of period	$11,752	11,305	11,103	10,713	10,213
Allowance for loan losses to gross loans	1.35%	1.36%	1.37%	1.38%	1.39%
Allowance for loan losses to nonaccrual loans	176.72%	141.99%	90.30%	120.99%	122.50%
Net charge-offs to average loans QTD (annualized)	0.21%	0.54%	0.28%	0.27%	0.23%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.26%	0.26%	0.27%	0.24%	0.25%
Investment securities, taxable	2.57%	2.46%	2.62%	2.88%	2.45%
Investment securities, nontaxable	4.23%	4.12%	4.14%	4.22%	4.18%
Loans(11)	4.67%	4.71%	4.68%	4.75%	4.85%
Total interest-earning assets	4.43%	4.41%	4.43%	4.49%	4.53%
Interest-bearing liabilities
NOW accounts	0.16%	0.16%	0.14%	0.16%	0.21%
Savings & money market	0.34%	0.33%	0.31%	0.30%	0.30%
Time deposits	0.73%	0.71%	0.73%	0.74%	0.73%
Total interest-bearing deposits	0.46%	0.45%	0.46%	0.47%	0.47%
Note payable and other borrowings	2.80%	3.06%	3.02%	3.07%	2.87%
Junior subordinated debentures	2.40%	2.40%	2.39%	2.42%	2.40%
Total interest-bearing liabilities	0.88%	0.91%	0.93%	0.95%	0.97%
Net interest spread	3.55%	3.50%	3.50%	3.54%	3.56%
Net interest income (tax equivalent) / margin	3.71%	3.66%	3.66%	3.68%	3.71%
(10) Annualized for the respective three month period. (11) Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2014-2013	December 31		2014-2013
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Noninterest income
Loan fee income	$1,039	311	234.1%	2,854	1,235	131.1%
Service fees on deposit accounts	234	244	(4.1)%	923	879	5.0%
Income from bank owned life insurance	169	160	5.6%	667	658	1.4%
Gain on sale of investment securities	-	-	0.0%	230	-	100.0%
Other income	291	272	7.0%	1,106	1,030	7.4%
Total noninterest income	$1,733	987	75.6%	5,780	3,802	52.0%
Noninterest expense
Compensation and benefits	$3,658	3,198	14.4%	14,043	12,302	14.2%
Occupancy	743	850	(12.6)%	2,978	3,056	(2.6)%
Real estate owned expenses	551	149	269.8%	647	179	261.5%
Data processing and related costs	673	625	7.7%	2,514	2,406	4.5%
Insurance	228	205	11.2%	832	818	1.7%
Professional fees	228	249	(8.4)%	952	858	11.0%
Marketing	184	155	18.7%	774	731	5.9%
Other	491	340	44.4%	2,167	1,462	48.2%
Total noninterest expenses	$6,756	5,771	17.1%	24,907	21,812	14.2%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the sixth largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.0 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070 MEDIA CONTACT: ART SEAVER 864-679-9010 WEB SITE: www.southernfirst.com